Exhibit 1.1

Execution Version

PINNACLE FOODS INC.

(a Delaware corporation)

5,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: May 4, 2015

PINNACLE FOODS INC.

(a Delaware corporation)

5,000,000 Shares of Common Stock, par value $0.01 per share

UNDERWRITING AGREEMENT

May 4, 2015

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Pinnacle Foods Inc., a Delaware corporation (the “Company”), and the selling stockholders identified in Schedule E hereto (the “Selling Stockholders”), confirm their agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof, and to the extent there is only a single underwriter, the term “Underwriters” shall be deemed to refer to the single Underwriter, mutatis mutandis), with respect to the sale by the Selling Stockholders, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”) set forth in Schedule A hereto. The aforesaid 5,000,000 shares of Common Stock to be purchased by the Underwriters are herein called, collectively, the “Securities.”

The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this agreement (the “Agreement”) has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-198640) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 4:45 P.M., New York City time, on May 4, 2015 or such other time as agreed by the Company and the Underwriters.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, (including any prospectus wrapper), at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act.

(ii) Accurate Disclosure. Neither the Registration Statement nor any post-effective amendment thereto, when considered together with the Registration Statement, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, when considered together with the Prospectus, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations, warranties and agreements in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting–Commissions and Discounts,” the information in the first and second paragraphs under the heading “Underwriting–Short Positions” and the information under the heading “Underwriting–Electronic Distribution” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(v) Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(vi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(vii) No Material Adverse Effect. Except as otherwise stated therein, subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (a) there has been no material adverse effect, or any development involving a prospective material adverse change in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole (any such change is called a “Material Adverse Effect”), (b) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(viii) Independent Accountants. Deloitte & Touche LLP, which has expressed its opinion with respect to certain financial statements (which term as used in this Agreement includes the related notes and schedules thereto) of the Company and its consolidated subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm within the meaning of Regulation S-X under the 1933 Act and the 1934 Act.

(ix) Preparation of the Financial Statements. The consolidated historical financial statements of the Company and the related notes and schedules thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations, stockholders’ equity and cash flows for the periods specified in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

The unaudited pro forma condensed consolidated financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(x) Incorporation and Good Standing. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware with the corporate power and authority to (i) own, lease and operate, as applicable, its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and (ii) enter into and perform its obligations under this Agreement. Each of the Company’s subsidiaries have been duly incorporated or formed, as applicable, and is validly existing as a corporation or limited liability company, as applicable, in good standing (to the extent such concept is applicable to a particular jurisdiction) under the laws of the jurisdiction of its incorporation or formation, and each has corporate or limited liability company power and authority to (i) own, lease and operate, as applicable, its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and (ii) enter into and perform its obligations under this Agreement except where the failure to be in good standing or to have such power or authority would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Each of the Company and its subsidiaries is duly qualified as a foreign entity to transact business and is in good standing (to the extent such concept is applicable to a particular jurisdiction) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the issued and outstanding capital stock or other ownership interests of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim other than liens securing the senior secured credit facilities of Pinnacle Foods Finance LLC. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule D hereto, and each of the subsidiaries of the Company is organized in the jurisdiction set forth beside such subsidiary’s name on Schedule D. As used in this Agreement, “subsidiary” or “subsidiaries” shall mean both direct and indirect subsidiaries of an entity.

(xi) Capitalization. The outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable and conform in all material respects to all statements relating to the Common Stock contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. None of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Stockholders, were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xii) Registration Rights. There are no persons with rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or have been satisfied or waived.

(xiii) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is (a) in violation of its charter or by-laws or similar organizational documents, (b) in default (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, lease or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound, or to which any of their respective property or assets is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Effect or that would reasonably be expected to adversely affect the consummation of the offering of the Securities or any of its obligations under this Agreement, or (c) in violation of any law, administrative regulation or administrative or court decree applicable to the Company, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Effect or that would reasonably be expected to adversely affect the consummation of the offering of the Securities or any of its obligations under this Agreement.

The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (A) will not result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or by-laws of the Company, (B) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of the Company pursuant to any Existing Instrument, and (C) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, except, in the case of the clauses (B) and (C), for such conflicts, breaches, Defaults, liens, charges, encumbrances or violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency having jurisdiction over the Company or any of its subsidiaries or any of their properties, is required for (A) the execution, delivery and performance of this Agreement by the Company and (B) the consummation of the transactions contemplated herein, except (1) such as will be obtained or made by the Company under the 1933 Act, applicable state securities or blue sky laws and (2) as shall have been obtained or made prior to the Closing Time.

(xiv) No Material Actions or Proceedings. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (A) against or affecting the Company or its subsidiaries or (B) which has as the subject thereof any property owned or leased by the Company or its subsidiaries that would reasonably be expected to result in a Material Adverse Effect or would materially and adversely affect the consummation of the offering of the Securities or the consummation of the transactions contemplated by this Agreement. No labor dispute with the employees of the Company and its subsidiaries that is reasonably likely to have a Material Adverse Effect exists or, to the Company’s knowledge, is threatened or imminent.

(xv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement which have not been so described and filed or incorporated by reference as required.

(xvi) Intellectual Property Rights. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries own or possess or have a license or other right to use all trademarks, trade names, patent rights, copyrights, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) necessary to conduct their businesses as now conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to own, possess, have a license or other right to use would not have a Material Adverse Effect; and any expiration, cancellation, abandonment, forfeiture or relinquishment of any of such Intellectual Property Rights would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor its subsidiaries have received any written notice of infringement with asserted Intellectual Property Rights of others, which infringement, if the subject of an unfavorable decision, would result in a Material Adverse Effect.

(xvii) All Necessary Permits, Etc. The Company and its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses and as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to possess any such certificate, authorization or permit would not reasonably be expected to have a Material Adverse Effect, and the Company and its subsidiaries have not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xviii) Title to Properties. Except for the liens securing the senior secured credit facilities of Pinnacle Foods Finance LLC or as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(a)(ix) above, and hold any leased real or personal property under valid and enforceable leases, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(xix) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except as may be being contested in good faith and by appropriate proceedings and except in any case in which the failure to so file or pay would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(a)(ix) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company and its subsidiaries has not been finally determined.

(xx) Investment Company Act. The Company is not an “investment company” within the meaning of Investment Company Act of 1940, as amended.

(xxi) Compliance with the Sarbanes-Oxley Act. The Company and its directors or officers, in their capacities as such, are in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are applicable to the Company and its directors or officers as of the Applicable Time.

(xxii) Insurance. The Company and its subsidiaries taken as a whole are insured against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged or as required by law.

(xxiii) No Price Stabilization or Manipulation. Neither the Company nor any of its subsidiaries has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company or its subsidiaries to facilitate the sale or resale of the Securities or to result in a violation of Regulation M of the 1934 Act.

(xxiv) The Company’s Accounting System and Disclosure Controls. The Company and each of its subsidiaries maintain a system of accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (1) as of December 28, 2014, there was no material weakness in the Company’ internal control over financial reporting and (2) since the end of the Company’s most recent audited fiscal year, there has been (a) to the Company’s knowledge, no material weakness in the Company’s internal control over financial reporting and (b) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company and each of its subsidiaries maintain a system of disclosure controls and procedures (as defined in Rule 13a 15 and Rule 15d 15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure. As of December 28, 2014, such disclosure controls and procedures were effective, there have been no changes to such disclosure controls and procedures since December 28, 2014 and, to the Company’s knowledge, such disclosure controls and procedures are effective.

(xxv) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus: (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company and its subsidiaries have received written notice, and no written notice by any person or entity alleging potential liability under the Environmental Laws (collectively, “Environmental Claims”), pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or, to the knowledge of the Company, any person or entity whose liability for any Environmental Claim that the Company or any of subsidiaries have retained or assumed either contractually or by operation of law; and (iii) to the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably would be expected to result in a liability for violation of any Environmental Law or form the basis of an Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim that the Company or any of its subsidiaries have retained or assumed either contractually or by operation of law.

(xxvi) ERISA Compliance. The Company and each of its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company and its subsidiaries or their respective “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company and its subsidiaries is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its subsidiaries or any of their respective ERISA Affiliates. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no “employee benefit plan” established or maintained by the Company and its subsidiaries or any of their respective ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company nor any of its subsidiaries nor any of their respective ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Section 412, 4971, 4975 or 4980E of the Code. Each “employee benefit plan” established or maintained by the Company or any of its subsidiaries or any of their respective ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(xxvii) Compliance with FCPA. None of the Company and its subsidiaries, or any director or officer of the Company or its subsidiaries, or, to the knowledge of the Company, any agent or employee or other person associated with or acting on behalf of the Company or its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any applicable provision of the Foreign Corrupt Practices Act of 1977 (the “FCPA”); or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company has instituted and maintains policies and procedures designed to ensure continued compliance with anti-bribery laws, including but not limited to, the FCPA.

(xxviii) Compliance with OFAC. None of the Company and its subsidiaries, or any director or officer of the Company or its subsidiaries, or, to the knowledge of the Company, any agent or employee or affiliate of the Company or its subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxix) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxx) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxi) Listing. The Common Stock is listed on the New York Stock Exchange.

Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(b) Representations and Warranties by the Selling Stockholders. Each Selling Stockholder represents and warrants to the Company and to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i) Title to Securities. Such Selling Stockholder has and at the Closing Time, will have, valid title to, or a valid “security entitlement” (within the meaning of Section 8-102(a)(17) of the New York Uniform Commercial Code (“UCC”)) to the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims, and has full power and authority to sell its interest in the Securities, and, assuming that each Underwriter acquires its interest in the Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), each Underwriter that has purchased such Securities delivered at the Closing Time to The Depository Trust Company (“DTC”) or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with DTC or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such securities entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery (if necessary) and crediting occur, (x) such Securities will have been registered in the name of Cede & Co. or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC is a “clearing corporation,” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the account of the Underwriter on the records of DTC will have been made pursuant to the UCC.

(ii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Seller Stockholder.

(iii) No Price Stabilization or Manipulation. Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities.

(iv) No Further Authorizations or Approvals Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the 1933 Act and such as may be required under the blue sky laws or other laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

(v) Non-Contravention. Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under (i) any law applicable to such Selling Stockholder; or (ii) the charter or by-laws of such Selling Stockholder (or its partnership agreement or similar organizational document in the case of limited partnerships or its limited liability company agreement or similar organizational documents in the case of limited liability companies); or (iii) the terms of any indenture or other agreement or instrument to which such Selling Stockholder is a party or bound; or (iv) any judgment, order or decree applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder, except in the case of clauses (i), (iii) and (iv) above for any such conflict, breach or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and would not have a material adverse effect on the consummation of the transactions contemplated by this Agreement.

(vi) Accurate Disclosure. To the knowledge of such Selling Stockholder, (i) on the Effective Date and at the Applicable Time, the Information Regarding Such Selling Stockholder (as defined below) contained in the Registration Statement, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on the date of any filing pursuant to Rule 424(b) and at the Closing Time and on any settlement date, the Information Regarding Such Selling Stockholder contained in the Prospectus will not contain any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) the Information Regarding Such Selling Stockholder contained in the Disclosure Package does not and will not contain any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph are limited solely to the Information Regarding Such Selling Stockholder. The Underwriters, the Company and the Selling Stockholders agree that the “Information Regarding Such Selling Stockholder” consists solely of the information with respect to such Selling Stockholder under the caption “Selling Stockholders” in each of the General Disclosure Package and the Prospectus.

Any certificate signed by any officer of any Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholders agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Selling Stockholders, at the price per share set forth in Schedule A, that proportion of the number of Securities set forth in Schedule E opposite the name of such Selling Stockholder, as the case may be, which the number of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Underwriters in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Latham & Watkins LLP at 885 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Underwriters, the Company and the Selling Stockholders, at 9:00 A.M. (New York City time) on the third (fourth, if the Applicable Time is after 4:30 P.M. (New York City time) on the date hereof) business day after the date hereof (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters, the Company and the Selling Stockholders (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Selling Stockholders by wire transfer of immediately available funds to a bank account designated by the Selling Stockholders against delivery to the Underwriters for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Underwriters, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Any Underwriter, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. Delivery of the Securities shall be made through the facilities of DTC unless any of the Underwriters shall otherwise instruct.

SECTION 3. Covenants.

(a) Covenants of the Company. The Company covenants with each Underwriter as follows:

(i) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(a)(ii), will comply with the requirements of Rule 430B, and will notify the Underwriters promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its commercially reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(ii) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations and the 1934 Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Underwriters notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriters with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Underwriters or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company will give the Underwriters notice of its intention to make any filings made pursuant to the 1934 Act from the Applicable Time to the Closing Time and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

(iii) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(iv) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(v) Blue Sky Qualifications. The Company shall cooperate with the Underwriters and counsel for the Underwriters to qualify or register the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may reasonably designate and to comply with such laws and maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(vi) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(vii) Listing. The Company will use its commercially reasonable efforts to maintain the listing of the Common Stock (including the Securities) on the New York Stock Exchange.

(viii) Restriction on Sale of Securities. During a period of 45 days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriters, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of options to purchase shares of Common Stock or upon the vesting of restricted stock awards, in each case disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (C) the grant of awards pursuant to employee benefit plans or arrangements described in the Registration Statement, the General Disclosure Package and the Prospectus, (D) the issuance of shares of Common Stock, of restricted stock awards or of options to purchase shares of Common Stock, in each case, to be registered pursuant to any registration statement on Form S-8 pursuant to employee benefit plans or arrangements described in the Registration Statement, the General Disclosure Package and the Prospectus, (E) the establishment of a trading plan pursuant to Rule 10b5-1 under the 1934 Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of shares of Common Stock during the 45-day restricted period, as such restricted period may be extended pursuant to the next succeeding sentence, and the establishment of such plan does not require or otherwise result in any public filing or other public announcement of such plan during such restricted period (as extended), (F) the issuance of shares of Common Stock in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or business entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition or (G) the issuance of shares of Common Stock, of restricted stock awards or of options to purchase shares of Common Stock, in each case, in connection with joint ventures, commercial relationships or other strategic transactions; provided that, in the case of immediately preceding clauses (F) and (G), the aggregate number of restricted stock awards and shares of Common Stock issued in connection with, or issuable pursuant to the exercise of any options issued in connection with, all such acquisitions and other transactions does not exceed 10% of the aggregate number of shares of Common Stock outstanding immediately following the offering of the Securities pursuant to this Agreement and the recipient of the shares of Common Stock agrees in writing to be bound by the same terms described in the agreement attached hereto as Exhibit B.

(ix) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(x) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Underwriters, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Underwriters will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Underwriters. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriters as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(b) Covenants of the Selling Stockholders. Each of the Selling Stockholders covenants with each Underwriter as follows:

(i) Restriction on Sale of Securities. Prior to the Applicable Time, such Selling Stockholder shall have furnished to the Underwriters a letter substantially in the form of Exhibit B hereto addressed to the Underwriters.

(ii) No Price Stabilization or Manipulation. Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities.

(iii) Continued Compliance with Securities Laws. Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the 1933 Act, of any change in the Information Regarding Such Selling Stockholder included in the Registration Statement, the Prospectus any Preliminary Prospectus or any Free Writing Prospectus or any amendment or supplement thereto.

(iv) Free Writing Prospectuses. Such Selling Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, unless it obtains the prior written consent of the Company and the Underwriters, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.

SECTION 4. Payment of Expenses.

(a) Expenses. Subject to Section 4(b), the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the delivery of the Securities (including certificates, if any) to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(a)(v) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half of the cost of aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel to the Underwriters in an amount not to exceed $25,000 in connection with, the review by FINRA of the terms of the sale of the Securities and (ix) any fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange. It is understood, however, that, except as provided in this Section 4, and Section 6 and Section 7 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and travel and lodging expenses of their representatives and employees and half the cost of aircraft or other transportation chartered in connection with the roadshow (other than fees and expenses specified in this Section 4(a)), stock transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

(b) Expenses of the Selling Stockholders. The Selling Stockholders, jointly and severally, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Securities to the Underwriters and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of their respective counsel and other advisors.

(c) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) or Section 10 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses that shall have been reasonably incurred by the Underwriters, including, but not limited to, the reasonable and documented fees and disbursements of counsel for the Underwriters, printing expenses, travel expenses, postage, facsimile charges and telephone charges; provided that, with respect to a termination of this Agreement by the Underwriters in accordance with the provisions of Section 10 hereof, the Company shall only be obligated to reimburse the Non-Defaulting Underwriters (as defined below) for all of their out-of-pocket expenses that shall have been reasonably incurred by such Non-Defaulting Underwriters.

(d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholders may make for the sharing of such costs and expenses.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders contained herein or in certificates of any Selling Stockholder or any officer of the Company or the Selling Stockholders delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission; and the Company has complied with each request (if any) from the Commission for additional information. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinion of Counsel for Company and Selling Stockholders. At the Closing Time, the Underwriters shall have received (i) an opinion and a negative assurance statement of Simpson Thacher & Bartlett LLP, counsel for the Company and the Selling Stockholders, dated as of such Closing Time, substantially in the forms attached as Exhibit A-1 and Exhibit A-2 and (ii) an opinion of M. Kelley Maggs, General Counsel of the Company, dated as of such Closing Time, substantially in the form attached as Exhibit A-3.

(c) Opinion of Counsel for Underwriters. At the Closing Time, the Underwriters shall have received an opinion and a negative assurance statement of Latham & Watkins LLP, counsel for the Underwriters, dated as of such Closing Time, with respect to such matters as may be reasonably requested by the Underwriters.

(d) Officers’ Certificate. At the Closing Time, the Underwriters shall have received a written certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer or Executive Vice President of the Company, dated the Closing Time, to the effect that:

(i) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, threatened by the Commission;

(ii) for the period from and after the date of this Agreement and prior to the Closing Time, there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole and after giving effect to the transactions contemplated hereby (except as set forth in or contemplated in the Prospectus, exclusive of any amendment or supplement thereto);

(iii) the representations and warranties set forth in Section 1(a) of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Time; and

(iv) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time.

(e) Accountants’ Comfort Letters. At the time of the execution of this Agreement, Deloitte & Touche LLP shall have furnished to the Underwriters a “comfort letter,” dated the date hereof and to take effect at the time of the execution of this Agreement, in form and substance satisfactory to the Underwriters and covering the matters contained in the Registration Statement, the General Disclosure Package and the Prospectus, and, in addition, at the Closing Time, the Underwriters shall have received from Deloitte & Touche LLP a “bring-down comfort letter” dated as of the Closing Time and addressed to the Underwriters, in form and substance satisfactory to the Underwriters, in the form of the “comfort letter” delivered at the time of execution of this Agreement, except that (i) such bring-down comfort letter shall cover the financial information in the Prospectus and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than three days prior to the Closing Time.

(f) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(g) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(h) Lock-up Agreements. At the date of this Agreement, the Underwriters shall have received an agreement substantially in the form of Exhibit B hereto signed by the person or persons listed on Schedule C hereto.

(i) No Material Adverse Effect. For the period from and after the date of this Agreement and prior to the Closing Time there shall not have been any material adverse change or any development involving a prospective material adverse change in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole and after giving effect to the transactions contemplated hereby (except as set forth in or contemplated in the Prospectus, exclusive of any amendment or supplement thereto), the effect of which is, or would reasonably be expected to become, in the judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the completion of the offering or the sale of and payment for the Securities on the terms and in the manner contemplated in the Prospectus.

(j) Selling Stockholders’ Certificates. The Selling Stockholders shall have furnished to the Underwriters a certificate, signed by an authorized person of each Selling Stockholder, dated as of the Closing Time, to the effect that (i) the representations and warranties of the Selling Stockholders in this Agreement are true and correct on and as of the Closing Time to the same effect as if made as of the Closing Time and (ii) the Selling Stockholders have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Time.

(k) Additional Documents. At the Closing Time and at each Date of Delivery (if any) the Underwriters and counsel for the Underwriters shall have received such information and documents as they may reasonably require, it being understood that payment and delivery of the Securities shall be conclusive evidence that the Underwriters and counsel for the Underwriters have received such requested information and documents, for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company or the Selling Stockholders in connection with the sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(l) Termination of Agreement. If any condition specified in this Section 5 shall not have been satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriters by notice to the Company and to the Selling Stockholders at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 15, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Selling Stockholder, and each person who controls any Selling Stockholders within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company or the Selling Stockholders in connection with the marketing of the offering of the Stock (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company or the Selling Stockholders (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all reasonably incurred expense (including the fees and disbursements of counsel chosen by the Underwriters) whatsoever, as incurred, in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Underwriters by Selling Stockholders. Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above; provided that each Selling Stockholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Information Regarding Such Selling Stockholder; provided, further, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder holder from the sale of Securities sold by such Selling Stockholder hereunder.

(c) Indemnification of Company, Directors and Officers and Selling Stockholders. Each Underwriter severally agrees to indemnify and hold harmless (i) the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and (ii) each Selling Stockholder, and each person who controls any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information.

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder except to the extent it is materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company or the Selling Stockholders, as the case may be. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) or settlement of any claim in connection with any violation referred to in Section 6(e) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 60 days prior to such settlement being entered into, (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement and (iv) the indemnified party and the indemnifying party have not otherwise reached an agreement regarding reimbursement of the indemnified party.

(f) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholders with respect to indemnification.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein (other than by virtue of the failure of an indemnified party to notify the indemnifying party of its right to indemnification pursuant to Section 6 hereof, to the extent the indemnifying party is materially prejudiced as a proximate result of such failure), then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Selling Stockholders, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders, on the one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the shares of Common Stock underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Stockholder, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholders with respect to contribution.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or of the Selling Stockholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and (ii) delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 9. Termination of Agreement.

(a) Termination. The Underwriters may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to the Closing Time (i) if there has been any material adverse change or any development involving a prospective material adverse change in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole and after giving effect to the transactions contemplated hereby (except as set forth in or contemplated in the Prospectus, exclusive of any amendment or supplement thereto), the effect of which is, or would reasonably be expected to become, in the judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the completion of the offering or the sale of and payment for the Securities on the terms and in the manner contemplated in the Prospectus, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iv) if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 15, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Underwriters shall have the right, within 48 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters (the “Non-Defaulting Underwriters”), or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 48-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the Non-Defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all Non-Defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any Non-Defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the (i) Underwriters or (ii) the Selling Stockholders shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Default by one or more of the Selling Stockholders. If a Selling Stockholder shall fail at the Closing Time or a Date of Delivery, as the case may be, to sell and deliver the number of Securities which such Selling Stockholder or Selling Stockholders are obligated to sell hereunder, and the remaining Selling Stockholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Stockholders as set forth in Schedule E hereto, then the Underwriters may, at option of the Underwriters, by notice from the Underwriters to the Company and the non-defaulting Selling Stockholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7, 8, 15, 16 and 17 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Stockholders have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Stockholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Stockholder as referred to in this Section 11, each of the Underwriters, the Company and the non-defaulting Selling Stockholders shall have the right to postpone the Closing Time or any Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required change in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Facsimile: (646) 855-3073, Attention: Syndicate Department with a copy to Facsimile: (212) 230-8730, Attention: ECM Legal; notices to the Company shall be directed to it at Pinnacle Foods Inc., 399 Jefferson Road, Parsippany, New Jersey 07054, Facsimile (973) 541-6693, Attention: General Counsel with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, Facsimile: (212) 455-2502, Attention: Richard Fenyes, Esq.; notices to the Selling Stockholders shall be directed to them at c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154, Attention: Jason Giordano, with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, Facsimile: (212) 455-2502, Attention: Richard Fenyes, Esq.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 13. No Advisory or Fiduciary Relationship. The Company, and each Selling Stockholder, acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or their respective stockholders (including the Selling Stockholders), creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholders with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Selling Stockholders or the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company or the Selling Stockholders with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Selling Stockholders and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company and the Selling Stockholders have consulted their own respective legal, accounting, regulatory and tax advisors to the extent each deemed appropriate.

SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each of the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK.

SECTION 17. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Stockholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Stockholders in accordance with its terms.

Very truly yours,

PINNACLE FOODS INC.

By:	/s/ Craig Steeneck

Name:	Craig Steeneck
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Underwriting Agreement

BCPV PINNACLE HOLDINGS LLC

By:	/s/ Prakash Melwani

Name:	Prakash Melwani
Title:	Senior Managing Director

BLACKSTONE CAPITAL PARTNERS V L.P.

By:	Blackstone Management Associates V L.L.C.,
its general partner

By:	BMA V L.L.C., its sole member

By:	/s/ Prakash Melwani

Name:	Prakash Melwani
Title:	Senior Managing Director

BLACKSTONE CAPITAL PARTNERS V-AC L.P.

By:	Blackstone Management Associates V L.L.C.,
its general partner

By:	BMA V L.L.C., its sole member

By:	/s/ Prakash Melwani

Name:	Prakash Melwani
Title:	Senior Managing Director

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP V L.P.

By:	BCP V Side-by-Side GP L.L.C.,
its general partner

By:	/s/ Prakash Melwani

Name:	Prakash Melwani
Title:	Senior Managing Director

Signature Page to Underwriting Agreement

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP V-SMD L.P.

By:	Blackstone Family GP L.L.C.,
its general partner

By:	/s/ Prakash Melwani

Name:	Prakash Melwani
Title:	Senior Managing Director

BLACKSTONE PARTICIPATION PARTNERSHIP V L.P.

By:	BCP V Side-by-Side GP L.L.C.,
its general partner

By:	/s/ Prakash Melwani

Name:	Prakash Melwani
Title:	Senior Managing Director

Signature Page to Underwriting Agreement

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Jeremy Murphy

Authorized Signatory

Signature Page to Underwriting Agreement

SCHEDULE A

The purchase price per share for the Securities to be paid by the several Underwriters shall be equal to $40.91.

Name of Underwriter	Number of Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	5,000,000

Total	5,000,000

Sch A-1

SCHEDULE B-1

Pricing Terms

1.	The Selling Stockholders are selling 5,000,000 shares of Common Stock.

2.	As to each investor, the price per share for the Securities shall be the price paid by such investor.

Sch B - 1

SCHEDULE B-2

Free Writing Prospectuses

None.

Sch B - 2

SCHEDULE C

List of Persons and Entities Subject to Lock-up

None.

Sch C - 1

SCHEDULE D

Subsidiaries

Subsidiary	Jurisdiction
Peak Finance Holdings LLC	Delaware
Pinnacle Foods Finance LLC	Delaware
Pinnacle Foods Group LLC	Delaware
Pinnacle Foods Finance Corp.	Delaware
Pinnacle Foods International Corp.	Delaware
Pinnacle Foods Canada Corporation	Ontario
Birds Eye Foods, Inc.	Delaware
Avian Holdings LLC	Delaware
Birds Eye Foods, LLC	Delaware
Kennedy Endeavors, Incorporated	Washington
Seasonal Employers, Inc.	New York
Curtice Burns Foods of Canada Limited	Ontario
GLK Holdings, Inc.	Delaware
GLK, LLC	New York
Rochester Holdco LLC	Delaware
Pinnacle Foods Fort Madison LLC	Delaware
Garden Protein International Inc.	British Columbia
Garden Protein ULC	British Columbia

Sch D - 1

SCHEDULE E

Selling Stockholders

Name of Selling Stockholder	Number of Securities
Blackstone Capital Partners V L.P.	2,794,438
Blackstone Capital Partners V-AC L.P.	165,171
Blackstone Family Investment Partnership V L.P.	18,032
Blackstone Family Investment Partnership V-SMD L.P.	87,329
Blackstone Participation Partnership V L.P.	6,758
BCPV Pinnacle Holdings LLC	1,928,272

Total	5,000,000

Sch E - 1

Exhibit A-1

FORM OF OPINION OF COMPANY’S AND SELLING STOCKHOLDERS’ COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

A-1-1

Exhibit A-2

FORM OF NEGATIVE ASSURANCE LETTER OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

A-2-1

Exhibit A-3

FORM OF OPINION OF THE GENERAL COUNSEL OF THE COMPANY

TO BE DELIVERED PURSUANT TO SECTION 5(b)

A-3-1

Form of lock-up from directors, officers or other stockholders pursuant to Section 5(h)

Exhibit B

May [ • ], 2015

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Re:	Proposed Public Offering

Dear Sirs:

The undersigned, a stockholder and an officer and/or director of Pinnacle Foods Inc., a Delaware corporation (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and the Selling Stockholders (as defined therein) providing for the public offering of shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 45 days from the date of the Underwriting Agreement (such period, the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the offering. Capitalized terms used but not defined in this agreement shall have the meanings assigned thereto in the Underwriting Agreement.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may, without the prior written consent of the Underwriter:

(i) transfer the Lock-Up Securities as a bona fide gift or gifts, or by will or intestacy upon the death of the undersigned, provided that the donee or donees, beneficiary or beneficiaries or heir or heirs thereof agree to be bound in writing by the restrictions set forth herein;

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(ii) transfer the Lock-Up Securities to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided, further, that any such transfer shall not involve a disposition for value;

(iii) transfer the Lock-Up Securities through a distribution to limited partners or stockholders of the undersigned, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, and provided, further, that any such transfer shall not involve a disposition for value;

(iv) transfer the Lock-Up Securities to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, and provided, further, that any such transfer shall not involve a disposition for value;

(v) transfer Lock-Up Securities to the Company (1) pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any option to purchase shares of Common Stock granted by the Company pursuant to employee benefit plans or arrangements described in the Registration Statement, the General Disclosure Package and the Prospectus, where any shares of Common Stock received by the undersigned upon any such exercise will be subject to the terms of this lock-up agreement, or (2) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase shares of Common Stock or the vesting of any restricted stock awards granted by the Company pursuant to employee benefit plans or arrangements described in the Registration Statement, the General Disclosure Package and the Prospectus, in each case on a “cashless” or “net exercise” basis, where any shares of Common Stock received by the undersigned upon any such exercise or vesting will be subject to the terms of this lock-up agreement;

(vi) transfer Lock-Up Securities that were acquired in open market transactions following the date of the Underwriting Agreement;

(vii) the transfer of shares of Common Stock to the Underwriter in connection with the public offering contemplated by the Underwriting Agreement;

(viii) enter into a written plan meeting the requirements of Rule 10b5-1 under the 1934 Act for the transfer of shares of Common Stock that does not in any case provide for the transfer of shares of Common Stock during the Lock-Up Period; or

(ix) transfer Lock-Up Securities pursuant to a written plan in effect on the date hereof meeting the requirements of Rule 10b5-1 under the 1934 Act;

provided, that in connection with any transfer pursuant to clauses (i) through (vi) above or the entry into any plan pursuant to clause (viii) above (1) such transfer or the entry into any such plan is not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the 1934 Act and (2) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers or the entry into any such plan. For purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, domestic partnership, marriage or adoption, not more remote than first cousin.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

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Very truly yours,

Signature:

Print Name:

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